Exhibit 5.1

Sean M. Clayton

+1 858 550 6034

sclayton@cooley.com

May 9, 2016

MannKind Corporation

25134 Rye Canyon Loop, Suite 300

Valencia, CA 91355

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the offering by MannKind Corporation, a Delaware corporation (the “Company”), of (i) 48,543,692 shares (the “Shares”) of the Company’s common stock, par value $0.01 (the “Common Stock”), (ii) warrants (the “Series A Warrants”) to purchase an additional 36,407,769 shares of the Company’s common stock (the “Series A Warrant Shares”) and (iii) warrants (the “Series B Warrants”) to purchase an additional 12,135,923 shares of the Company’s common stock (the “Series B Warrant Shares”) pursuant to a Registration Statement on Form S-3 (Registration Statement No. 333-210792) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), the prospectus included within the Registration Statement (the “Base Prospectus”), and the prospectus supplement dated May 9, 2016, filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Act (the “Prospectus Supplement”). The Base Prospectus and the Prospectus Supplement are collectively referred to as the “Prospectus.” The Series A Warrants and the Series B Warrants are collectively referred to herein as the “Warrants” and the Series A Warrant Shares and the Series B Warrant Shares are collectively referred to herein as the “Warrant Shares.” The Shares, the Warrants and the Warrant Shares are to be sold by the Company as described in the Registration Statement and the Prospectus.

In connection with this opinion, we have examined and relied upon the Registration Statement, the Prospectus, the Company’s certificate of incorporation and bylaws, as currently in effect, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof. With regard to our opinion regarding the Warrants and the Warrant Shares, (i) we have assumed that the exercise price of the Warrants at the time of exercise is equal to or greater than the par value of the Common Stock, and (ii) we express no opinion to the extent that, notwithstanding its current reservation of shares of Common Stock, future issuances of securities, including the Warrant Shares, of the Company and/or antidilution adjustments to outstanding securities, including the Warrants, of the Company cause the Warrants to be exercisable for more shares of Common Stock than the number that then remain authorized but unissued. We note that the Series B Warrants are not exercisable for Warrant Shares prior to the filing of an amendment, or amendment and restatement, of the Certificate of Incorporation of the Company with the

COOLEY LLP 4401 EASTGATE MALL SAN DIEGO, CA 92121

T: (858) 550-6000 F: (858) 550-6420 COOLEY.COM

MannKind Corporation

May 9, 2016

Page Two

Secretary of State of the State of Delaware, following the receipt of the requisite approval of the stockholders of the Company, that increases the authorized number of shares of Common Stock of the Company such that immediately following such filing there is a sufficient number of authorized and unissued shares of Common Stock not reserved for any other purpose to permit the Company to issue the maximum number of Series B Warrant Shares upon cash exercise of the Series B Warrants.

With regard to our opinion concerning the Warrants constituting valid and binding obligations of the Company:

(i) Our opinion is subject to, and may be limited by, (a) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, debtor and creditor, and similar laws which relate to or affect creditors’ rights generally, and (b) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) regardless of whether considered in a proceeding in equity or at law;

(ii) Our opinion is subject to the qualification that (a) the enforceability of provisions for indemnification or limitations on liability may be limited by applicable law and by public policy considerations, and (b) the availability of specific performance, an injunction or other equitable remedies is subject to the discretion of the court before which the request is brought;

(iii) We express no opinion with respect to any provision of the Warrants that: (a) relates to the subject matter jurisdiction of any federal court of the United States of America or any federal appellate court to adjudicate any controversy related to the Warrants; (b) specifies provisions may be waived in writing, to the extent that an oral agreement or implied agreement by trade practice or course of conduct has been created that modifies such provision; (c) contains a waiver of an inconvenient forum; (d) provides for liquidated damages, default interest, late charges, monetary penalties, prepayment or make-whole payments or other economic remedies; (e) relates to advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitations, trial by jury, service of process or procedural rights; (f) restricts non-written modifications and waivers; (g) provides for the payment of legal and other professional fees where such payment is contrary to law or public policy; (h) relates to exclusivity, election or accumulation of rights or remedies; (i) provides that provisions of the Warrants are severable to the extent an essential part of the agreed exchange is determined to be invalid and unenforceable; or (j) specifies a party’s waiver of any breach or any provision is not to be construed as a waiver by such party of any prior breach of such provision or of any other provision of the relevant agreement; and

(iv) We express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Warrants. Our opinion, insofar as it relates to the enforceability of the choice of New York law assumes satisfaction of the requirements of Section 5-1401 of the New York General Obligations Law, which permits contracting parties to specify that the law of the State of New York is applicable if such requirements are satisfied. Our opinion, insofar as it relates to

COOLEY LLP 4401 EASTGATE MALL SAN DIEGO, CA 92121

T: (858) 550-6000 F: (858) 550-6420 COOLEY.COM

MannKind Corporation

May 9, 2016

Page Three

the enforceability of the submission to the jurisdiction of the courts of the State of New York and the federal courts situated therein assumes satisfaction of the requirements of Section 5-1402 of the New York General Obligations Law, which permits contracting parties to submit to the jurisdiction of the courts of the State of New York if such requirements are satisfied.

Our opinion herein is expressed solely with respect to the General Corporation Law of the State of Delaware and, as to the Warrants constituting valid and legally binding obligations of the Company, with respect to the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof. We express no opinion as to whether the laws of any particular jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that:

1. The Shares, when sold in accordance with the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable.

2. Provided that the Warrants have been duly executed and delivered by the Company and duly delivered to the purchasers thereof against payment therefor, the Warrants, when issued and sold as contemplated in the Registration Statement and the Prospectus will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

3. The Series A Warrant Shares, when issued and paid for in accordance with the terms of the Series A Warrants, will be validly issued, fully paid and nonassessable.

4. The Series B Warrant Shares, when issued and paid for in accordance with the terms of the Series B Warrants, will be validly issued, fully paid and nonassessable.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus, the filing of this opinion as an exhibit to a current report on Form 8-K of the Company and the incorporation by reference of this opinion in the Registration Statement.

Sincerely,

/s/ Sean M. Clayton

Sean M. Clayton

COOLEY LLP 4401 EASTGATE MALL SAN DIEGO, CA 92121

T: (858) 550-6000 F: (858) 550-6420 COOLEY.COM